As filed with the Securities and Exchange Commission on March 4, 1998
                          Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                       YOUTH SERVICES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                                 ---------------


               Maryland                                   52-1715690
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)
                                 ---------------

                         2 Park Center Court, Suite 200
                          Owings Mills, Maryland 21117
                                 (410) 356-8600
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                                 ---------------
                         Amendment No. 1 To and Restated
       Youth Services International, Inc. 1997 Employee Stock Option Plan
                            (Full title of the plan)
                                 ---------------


         Mark S. Demilio, Esquire                 William Taylor, IV, Esquire
    Youth Services International, Inc.              Piper & Marbury L.L.P.
      2 Park Center Court, Suite 200                36 South Charles Street
       Owings Mills, Maryland 21117                Baltimore, Maryland 21201
              (410) 356-8600                            (410) 576-1876
 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                           Proposed Maximum    Proposed Maximum
  Title of Securities       Amount to be    Offering Price        Aggregate            Amount of
   to be Registered          Registered      Per Share(a)     Offering Price(a)   Registration Fee(a)
-----------------------------------------------------------------------------------------------------
     Common Stock,
par value $.01 per share   500,000 shares    $14.938           $7,469,000              $2,264
-----------------------------------------------------------------------------------------------------

(a) Pursuant to Rules 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of the Common Stock of the registrant on the Nasdaq National Market on February 25, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference.

         The following documents have been filed by Youth Services International, Inc. (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the transition period ended December 31, 1996; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (c) Current Reports on Form 8-K dated February 19, 1997, May 12, 1997 and July 22, 1997; and (d) the description of the Company's Common Stock contained in the section titled "Description of Capital Stock" in the Preliminary Prospectus included as part of the Company's Registration Statement on Form SB-2 (Reg. No. 33-71958) as filed with the Commission on November 19, 1993 and thereafter amended and incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  Description of Securities.

         Not required.

ITEM 5.  Interests of Named Experts and Counsel.

         Not required.

ITEM 6.  Indemnification of Directors and Officers.

         As permitted by the Maryland General Corporation Law, Article SEVENTH, paragraph (h) of the Company's Charter, provides for indemnification of directors and officers as follows:

                  To the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities, shall indemnify its currently acting and its former officers to the full extent that indemnification shall be provided to directors, and may indemnify its employees and agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise as may be determined by the Board of Directors. The Corporation shall, also to the same extent, advance expenses to its directors, officers and other persons, if any, and may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's Charter inconsistent with this paragraph, shall apply to or affect in any respect the indemnification of any director or officer of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

         The Company's By-Laws provide indemnification rights equivalent to the rights provided in the Company's Charter. The Maryland General Corporation Law permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

         The Company's Charter provides that, to the maximum extent that limitations on the liability of directors and officers are permitted by the

Maryland General Corporation Law, as from time to time amended, no director or officer of the Company shall have any liability to the Company or its stockholders for money damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or recission.

         As permitted under section 2-418(k) of the Maryland General Corporation Law, the Company currently maintains director and officer liability insurance coverage on behalf of its directors and officers against any liability asserted against such directors and officers in their capacity as such, whether or not the Company would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

ITEM 7.  Exemption From Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits.

         Exhibit
         Number Description
         5      Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).
         10     Amendment No. 1 to and Restated 1997 Employee Stock Option Plan.
         23.1   Consent of Counsel (contained in Exhibit 5).
         23.2   Consent of Arthur Andersen LLP, independent public accountants.

ITEM 9.  Undertakings.

The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore County, the State of Maryland on this 6th day of February, 1998.


                                         YOUTH SERVICES INTERNATIONAL, INC.


                                         By:/s/ Timothy P. Cole
                                              Timothy P. Cole
                                              Chairman, Chief Executive Officer
                                                 and President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Timothy P. Cole         Chairman, Chief Executive           February 6, 1998
Timothy P. Cole             Officer and President (Principal
                            Executive Officer)


/s/ William P. Mooney       Chief Financial Officer and         February 6, 1998
William P. Mooney           Treasurer (Principal Financial
                            and Accounting Officer)


/s/ Alan J. Andreini        Director                            February 6, 1998
Alan J. Andreini


/s/ James A. Flick, Jr.     Director                            February 6, 1998
James A. Flick, Jr.


/s/ Lenneal J. Henderson    Director                            February 6, 1998
Lenneal J. Henderson, Ph.D.


/s/ Bobbie L. Huskey        Director                            February 6, 1998
Bobbie L. Huskey


/s/ Janet Langhart          Director                            February 6, 1998
Janet Langhart


/s/ Jacques T. Schlenger    Director                            February 6, 1998
Jacques T. Schlenger, Esq.

                                  EXHIBIT INDEX
   Exhibit
   Number     Description
   5          Opinion of Piper & Marbury L.L.P. (contains Consent of Counsel).
   10         Amendment No. 1 to and Restated 1997 Employee Stock Option Plan.
   23.1       Consent of Counsel (contained in Exhibit 5).
   23.2       Consent of Arthur Andersen LLP, independent public accountants.

                                                                       Exhibit 5

                                 PIPER & MARBURY
                                     L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530
                               FAX: 410-539-0489                   WASHINGTON
                                                                    NEW YORK
                                                                  PHILADELPHIA
                                                                     EASTON


                                  March 4, 1998

Youth Services International, Inc.
2 Park Center Court, Suite 200
Owings Mills, Maryland 21117

                       Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Youth Services International, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to 500,000 shares of common stock, par value $.01 per share, of the Company (the "Shares") to be issued pursuant to the Amendment No. 1 to and Restated Youth Services International, Inc. 1997 Employee Stock Option Plan (the "Plan").

         In our capacity as counsel to the Company, we have examined the Registration Statement, the Charter and By-Laws of the Company, as amended and restated and in effect on the date hereof, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares and authorizing the Plan, and such other documents as we have considered necessary. We have also examined an Officer's Certificate of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Plan, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                            Very truly yours,


                                            /s/ Piper & Marbury L.L.P.

                                                                      Exhibit 10











                       YOUTH SERVICES INTERNATIONAL, INC.



                                  1997 EMPLOYEE


                               AMENDMENT NO. 1 TO
                                  AND RESTATED

                                STOCK OPTION PLAN




                               -------------------

                               AMENDMENT NO. 1 TO
                                  AND RESTATED

                       YOUTH SERVICES INTERNATIONAL, INC.
                         1997 EMPLOYEE STOCK OPTION PLAN


         1. Purpose

         The proper execution of the duties and responsibilities of the executives and key employees of Youth Services International, Inc. and its subsidiaries is a vital factor in the continued growth and success of the Corporation. Toward this end, it is necessary to attract and retain effective and capable individuals to assume positions that contribute materially to the successful operation of the business of the Corporation. It will benefit the Corporation, therefore, to bind the interests of these persons more closely to its own interests by offering them an attractive opportunity to acquire a proprietary interest in the Corporation and thereby provide them with added incentive to remain in the service of the Corporation and to increase the prosperity, growth, and earnings of the Corporation. This stock option plan is intended to serve these purposes.

         2. Definitions

         The following terms wherever used herein shall have the meanings set forth below.

         (a) The term "Board of Directors" shall mean the Board of Directors of the Corporation.

         (b) The term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (c) The term "Committee" shall mean the Compensation Committee of the Board of Directors or any other committee appointed by the Board of Directors, which committee shall consist solely of two or more of those members of the Board of Directors who are Non-Employee Directors within the meaning of Rule16b-3 promulgated under the Exchange Act, as it may be amended from time to time.

         (d) The term "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Corporation.

         (e) The term  "Corporation"  shall mean Youth  Services  International,
Inc.

         (f) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) The term "Fair Market Value" of a share of Common Stock for any given date shall mean the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System (or if not traded on such system, as reported by any national stock exchange on which the Common Stock is traded) on the trading day immediately preceding such date.

         (h) The term "Incentive Stock Option" shall mean any Option granted pursuant to the Plan that is designated as an Incentive Stock Option and which satisfies the requirements of Section 422(b) of the Code.

         (i) The term "Nonqualified Stock Option" shall mean any Option granted pursuant to the Plan that is not an Incentive Stock Option.

         (j) The term "Option" or "Stock Option" shall mean a right granted pursuant to the Plan to purchase shares of Common Stock, and shall include the terms Incentive Stock Option and Nonqualified Stock Option.

         (k) The term "Option Agreement" shall mean the written agreement representing Options granted pursuant to the Plan as contemplated by Paragraph 7 of the Plan.

         (l) The term "Plan" shall mean this Youth Services International, Inc. 1997 Employee Stock Option Plan as approved by the Board of Directors on September 8, 1996 and adopted by the stockholders of the Corporation at the 1996 Annual Meeting of Stockholders, as the same may be amended from time to time.

         (m) The term "subsidiary" or "subsidiaries" shall mean a corporation of which capital stock possessing 50% or more of the total combined voting power of all classes of its capital stock entitled to vote generally in the election of directors is owned in the aggregate by the Corporation directly or indirectly through one or more subsidiaries.

         3. Effective Date of the Plan

         The Plan shall become effective upon stockholder approval, provided that such approval is received on or before September 8, 1997, and provided further that the Board of Directors may grant Options pursuant to the Plan prior to stockholder approval if such Options by their terms are contingent upon subsequent stockholder approval of the Plan.

         4. Administration

         (a) The Plan shall be administered by the Committee.

         (b) The Committee may establish, from time to time and at any time, in its sole and absolute discretion, but subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

         (c) The Committee may grant options under the Plan, in its sole and absolute discretion, and shall determine the numbers of shares for which Options should be granted to each such person and the nature of the Options to be granted.

         (d) Options granted by the Corporation shall be evidenced by a Stock Option Certificate.

         (e) The Committee's interpretation and construction of the provisions of the Plan and the rules and regulations adopted by the Committee shall be final. No member of the Committee shall be liable for any action taken or determination made, in respect of the Plan, in good faith.

         5. Participation in the Plan

         (a) Participation in the Plan shall be limited to the executives and key employees of the Corporation and its subsidiaries who shall be designated by the Committee.

         (b) No member of the Committee and no member of the Board of Directors who is not also an officer of the Corporation shall be eligible to participate in the Plan.

         6. Stock Subject to the Plan

         (a) There shall be reserved for the granting of Options pursuant to the Plan and for issuance and sale pursuant to such Options Five Hundred Thousand (500,000) shares of Common Stock. To determine the number of shares of Common Stock available at any time for the granting of Options, the total number of reserved shares of Common Stock shall be reduced by the number of shares of Common Stock with respect to which Options have been granted pursuant to the Plan that are still outstanding or have been exercised. The shares of Common Stock to be issued upon the exercise of Options granted pursuant to the Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to the exercise of Options pursuant to the Plan. Except as provided in subparagraph 6(c), however, the aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted pursuant to the Plan to any single individual shall not exceed One Hundred Fifty Thousand (150,000) shares.

         (b) Proceeds from the purchase of shares of Common Stock upon the exercise of Options granted pursuant to the Plan shall be used for the general business purposes of the Corporation.

         (c) In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange, acquisition of property or stock, or any change in the capital structure of the Corporation, the Committee shall make such adjustments as may be appropriate in the number and kind of shares reserved for purchase by executives or other key employees, in the number, kind and price of shares covered by Options granted pursuant to the Plan but not then exercised, and in the number of Rights, if any, granted pursuant to the Plan but not then exercised.

         7. Terms and Conditions of Options

         (a) Each Option granted pursuant to the Plan shall be evidenced by a Stock Option Certificate in such form as the Committee from time to time may determine.

         (b) The exercise price per share for Options shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Options.

         (c) Each Option, subject to the other limitations set forth in the Plan, may extend for a period of up to 10 years from the date on which it is granted. The term of each Option shall be established by the Committee at the time of grant of the Option, provided that if no term is established by the Committee the term of the Option shall be 10 years from the date on which it is granted.

         (d) The Committee may provide in the Stock Option Certificate that the right to exercise each Option for the number of shares subject to each Option shall vest in the Option holder over such period of time as the Committee, in its discretion, shall determine for each Option holder.

         (e) The Committee may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Stock Option Certificate . Except as provided in the Stock Option Certificate , an Option may be exercised in whole or in part at any time during its term.

         (f) Options shall be nontransferable and nonassignable, except that Options may be transferred by testamentary instrument or by the laws of descent and distribution.

         (g) Subject to the provisions of paragraph (j) of this Section 7, if an Option holder's employment with the Company or any of its subsidiaries terminates without such person having fully exercised any Option, the Option holder shall have the right, at any time during the ninety (90) days after the date of termination, to exercise any portion of the option that the option holder was entitled to exercise on the date of the termination of employment; provided that in no event may any Option be exercised after the expiration of the term of the Option. After such ninety (90) day period, the Option and all rights thereunder shall terminate except (i) to the extent previously exercised and (ii) as provided in subparagraph (h) of this Paragraph 7.

         (h) The Committee may determine, in its discretion, that the option holder's Option should not terminate upon the 90 day period set forth in paragraph (g) or the six month period set forth in paragraph (i) and may take such action with respect to the Option as the Committee deems appropriate, including extending the time during which the option holder (or the holder's executor or administrator) is entitled to purchase the shares of Common Stock subject to the option and/or accelerating the vesting or exercisability of any unvested or unexercisable portion of the option.

         (i) If an Option holder dies during the term of the holder's Option (whether while employed or during the period after employment pursuant tot paragraph (g) or (h) of this Section 7) without having fully exercised the Option, the executor or administrator of the holder's estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within six months of the Option holder's death to purchase the number of shares of Common Stock that the deceased Option holder was entitled to purchase at the date of death, after which time the Option shall lapse, provided that in no event may any Option be exercised after the expiration of the term of the Option.

         (j) The Committee may cancel an Option immediately upon termination of employment or at any time during the ninety day period referred to in paragraph
(g), if the person had engaged during employment with the Company or engages during such 90 day period in employment or activities contrary, in the opinion of the Committee, to the best interests of the Corporation.

         (k) The granting of an Option pursuant to the Plan shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to retain or employ the Option holder for any specified period.

         (l) In addition to the general terms and conditions set forth in this Paragraph 7 in respect of Options granted pursuant to the Plan, Incentive Stock Options granted pursuant to the Plan shall be subject to the following additional terms and conditions:

                  (i) "Incentive stock options" shall be granted only to individuals who, at the date of grant of the Option, are regular, full-time employees of the Corporation or any of its subsidiaries;

                  (ii) No employee who owns beneficially more than 10% of the total combined voting power of all classes of stock of the Corporation shall be eligible to be granted an "incentive stock option;"

                  (iii) The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of Common Stock in respect of which "incentive stock options" are exercisable for the first time by the Option holder during any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000; and

                  (iv) The Option Agreement in respect of an Incentive Stock Option may contain any other terms and conditions specified by the Committee that are not inconsistent with the Plan, except that such terms and conditions must be consistent with the requirements for "incentive stock options" under Section 422 of the Code.

         8. Methods of Exercise of Options

         (a) An optionee desiring to exercise an Option as to all or a part of the shares of Common Stock covered by the Option shall deliver to the Company
(i) a completed and signed Stock Option Exercise Form (as attached to the Stock Option Certificate) specifying the number of shares to be purchased, (ii) payment (as set forth in Subsection 8(b)) in full for the aggregate exercise price for the shares of Common Stock being purchased; and (iii) if a Non-Qualified Option, payment (as set forth in Subsection 8(b)) of an amount equal to the amount required by the Company to be withheld for federal and state taxes in connection with the exercise.

         (b) Payments of the exercise price and the withholding taxes shall be paid as follows:

                  (i) in United States dollars by certified check, or bank draft, or

                  (ii) in shares of Common Stock owned by the person exercising the Option and having a Fair Market Value on the date of exercise (as defined in subparagraph 1(g) above) equal to the exercise price and withholding amount, or

                  (iii) by surrender of a number of shares subject to the Option with a "Net Value" equal to the Exercise Price and withholding amount for the shares being purchased in the exercise (a "Cashless Exercise"). The Net Value is equal to the Fair Market Value of the shares being surrendered on the date of exercise less the exercise price for such surrendered shares; or

                  (iv) by a  combination  of the  consideration  in clauses (i),
         (ii) and (iii).

         (c) Notwithstanding the foregoing provisions, the Committee, in granting Options pursuant to the Plan, may limit the methods in which an Option may be exercised by any person and, in processing any purported exercise of an Option granted pursuant to the Plan, may refuse to recognize the method of exercise selected by the Option holder (other than the method of exercise set forth in subparagraph 8(b)(i)) if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the method of exercise selected by the Option holder would subject the Option holder to a substantial risk of liability under Section 16 of the Exchange Act.

         (d) Notwithstanding the foregoing provisions, the Committee may include in the Stock Option Certificate relating to any such Nonqualified Stock Option provisions limiting or eliminating the Option holder's ability to pay his withholding tax obligation with shares of Common Stock or, if no such provisions are included in the Stock Option Certificate but in the opinion of the committee such withholding would have an adverse tax or accounting effect to the Corporation, at or prior to exercise of the Nonqualified Stock Option the Committee may so limit or eliminate the Option holder's ability to pay his withholding tax obligation with shares of Common Stock. Notwithstanding the foregoing provisions, a holder of a Nonqualified Stock Option may not elect any of the methods of satisfying his withholding tax obligation in respect of any exercise if, in the opinion of counsel to the Corporation, there is a substantial likelihood that the election or timing of the election would subject the holder to a substantial risk of liability under Section 16 of the Exchange Act.

         (e) An Option holder at any time may elect in writing to abandon an Option in respect of all or part of the number of shares of Common Stock as to which the Option shall not have been exercised.

         (f) An Option holder shall have none of the rights of a stockholder of the Corporation until the shares of Common Stock covered by the Option are issued to him upon exercise of the Option.

         9. Amendments and Discontinuance of the Plan

         (a) The Committee shall have the right at any time and from time to time to amend, modify, or discontinue the Plan provided that, except as provided in subparagraph 6(c), no such amendment, modification, or discontinuance of the Plan shall (i) revoke or alter the terms of any valid Option previously granted pursuant to the Plan, (ii) increase the number of shares of Common Stock to be reserved for issuance and sale pursuant to Options granted pursuant to the Plan,
(iii) change the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Options granted pursuant to the Plan to any single individual, (iv) decrease the price determined pursuant to the provisions of subparagraph 7(b), (v) change the class of persons to whom Options may be granted pursuant to the Plan, or (vi) provide for Options exercisable more than 10 years after the date granted.

         10. Plan Subject to Governmental Laws and Regulations

         The Plan and the grant and exercise of Options pursuant to the Plan shall be subject to all applicable governmental laws and regulations. Notwithstanding any other provision of the Plan to the contrary, the Committee may in its sole and absolute discretion make such changes in the Plan as may be required to conform the Plan to such laws and regulations.

         11. Duration of the Plan

         No Option shall be granted pursuant to the Plan after the close of business on September 7, 2006.

                                                                    Exhibit 23.2


                   CONSENT OF INDENPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Youth Services International, Inc. pertaining to the Youth Services International, Inc. 1997 Employee Stock Option Plan, of our report dated July 23, 1997.



                                        /s/ Arthur Andersen LLP

Baltimore, Maryland,
February 25, 1998